Exhibit 99.2

Investor Relations:
Geoffrey M. Boyd
Chief Financial Officer
612-436-6697

Media Inquiries:
Jenna M. Soule
Sr. Manager, Corporate Communications
612-436-6426

For Immediate Release

Eschelon Telecom, Inc. Announces Second Quarter 2005 Operating Results

Minneapolis, MN – August 15, 2005: Eschelon Telecom, Inc., a leading provider of integrated communications services to small and medium sized businesses in the western United States, today announced its results for the second quarter ended June 30, 2005.  Highlights are as follows:

•                  Completed $75 million initial public offering in August 2005.

•                  Sequential and annual access line growth of 3% and 76%, respectively.

•                  Low average monthly customer line churn at 1.38% during the quarter ended June 30, 2005.

•                  Continued strong revenue and Pro Forma Adjusted EBITDA of $56.9 million and $10.1 million, respectively.

•                  Initiated redemption of 35% of outstanding senior second secured notes in August 2005.

Eschelon Telecom, Inc.

Consolidated Financial and Operating Data

(dollars in thousands, except per unit amounts)

				For the six months ended June 30,
	2Q 2004 *	1Q 2005	2Q 2005	2004 *	2005
Total Revenue	$39,151	$54,533	$56,921	$77,347	$111,454
Total Gross Margin (%)	61%	57%	49%	60%	53%
Pro Forma Adjusted Gross Margin (%) **	61%	57%	57%	60%	57%
Pro Forma Adjusted EBITDA	$6,657	$8,550	$10,133	$13,004	$18,683
Capital Expenditures	$6,789	$8,898	$9,468	$13,829	$18,366

Voice Lines In Service	162,622	259,594	262,815	162,622	262,815
Data Lines In Service	63,327	127,183	134,821	63,327	134,821
Total Lines In Service	225,949	386,777	397,636	225,949	397,636
Lines On-Net (%)	77.4%	82.6%	84.0%	77.4%	84.0%
Lines Sold	22,773	26,495	26,780	42,236	53,275
Average Monthly Churn (%)	1.52%	1.51%	1.38%	1.53%	1.45%
Average Network Revenue per Line	$49.06	$42.30	$42.48	$49.73	$42.39

Total Employees	931	1,130	1,134	931	1,134
Quota-Carrying Network Service Salespeople	160	191	208	160	208

*      2004 does not include the results of Advanced TelCom, Inc. (“ATI”), which was acquired on December 31, 2004.

**    Excludes impact of Global Crossing settlement in June 2005.

“Eschelon had a solid second quarter that finished well within our expectations,” stated Richard A. Smith, Eschelon’s President and Chief Executive Officer.  “We became the first competitive local exchange carrier to complete an initial public offering in over five years – and when we completed our bond offering in March 2004, we became the first new CLEC to issue public debt in over four years.  We believe this is good for Eschelon and our industry.”

Total revenues for the second quarter of 2005 were $56.9 million, an increase of $2.4 million from the first quarter of 2005 and an increase of $17.8 million from the second quarter of 2004.  The increase from the first quarter was due to access line growth and business telephone systems revenue.  The increase from the second quarter of 2004 is primarily due to the inclusion of ATI and, to a lesser extent, line growth.

Pro forma adjusted gross margin for the second quarter of 2005 was $32.6 million, an increase of $1.7 million from the first quarter of 2005 and an increase of $8.8 million from the second quarter of 2004. The increases are due to the growth in revenue.

Cash operating expenses for the second quarter of 2005 were $23.1 million, an increase of $0.7 million from the first quarter of 2005 and an increase of $6.0 million from the second quarter of 2004.  The ATI acquisition was the primary cause for annual increases.

Pro Forma Adjusted EBITDA for the second quarter of 2005 was $10.1 million, an increase of $1.6 million from the first quarter of 2005 and an increase of $3.5 million from the second quarter of 2004.  Pro Forma Adjusted EBITDA is a non-GAAP measure.  Below is a schedule reconciling reported GAAP net income (loss) to Adjusted EBITDA and Pro Forma Adjusted EBITDA.

Eschelon Telecom, Inc.

Consolidated Net Income (Loss) to Adjusted and Pro Forma Adjusted EBITDA Reconciliation

(in thousands)

				For the six months ended June 30,
	2Q 2004	1Q 2005	2Q 2005	2004	2005
Net Income (Loss)	$(3,377)	$(4,768)	$(8,643)	$10,907	$(13,411)
Interest expense, net	2,734	4,731	4,850	5,036	9,581
Income taxes	—	—	—	—	—
Depreciation and amortization	7,277	8,574	8,707	15,212	17,281
Gain on extinguishment of debt	—	—	—	(18,195)	—
Adjusted EBITDA	6,634	8,537	4,914	12,960	13,451
Deferred compensation expense	—	12	636	20	648
Gain (loss) on disposal of assets	23	47	(1)	24	46
Gain on sale of available-for-sale securities	—	(46)	(53)	—	(99)
Global Crossing settlement	—	—	4,748	—	4,748
Income from discontinued operation	—	—	(111)	—	(111)
Pro Forma Adjusted EBITDA	$6,657	$8,550	$10,133	$13,004	$18,683

Capital expenditures for the second quarter of 2005 were $9.5 million, an increase of $0.6 million from the first quarter of 2005 and an increase of $2.7 million from the second quarter of 2004.  Capital expenditures typically fluctuate by quarter depending upon timing of major equipment purchases.  These reported variances are within a normal range.

Cash, restricted cash and available-for-sale securities at June 30, 2005 were $22.0 million, a decrease of $4.5 million from the first quarter of 2005.  The decrease in cash from the first quarter of 2005 was due to the $5.0 million settlement payment to Global Crossing.

Investor Call

Management is holding an investor conference call on Tuesday, August 16, 2005 at 10:00 AM CST / 11:00 AM EST to discuss quarterly results.  Investors are invited to participate by dialing (800) 240-4186.  A replay will be available through August 23, 2005 by dialing (800) 405-2236 (pass code 11037371#).

About Eschelon Telecom, Inc.

Eschelon Telecom, Inc. is a facilities-based competitive communications services provider of voice and data services and business telephone systems in 19 markets in the western United States. Headquartered in Minneapolis, Minnesota, the company offers small and medium-sized businesses a comprehensive line of telecommunications and Internet products.  Eschelon currently employs approximately 1,130 telecommunications/Internet professionals, serves over 50,000 business customers and has approximately 397,000 access lines in service throughout its markets in Minnesota, Arizona, Utah, Washington, Oregon, Colorado, Nevada and California.  For more information, please visit our web site at www.eschelon.com

Forward Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The forward-looking statements are based on Eschelon Telecom’s current intent, belief and expectations.  These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict.  Actual results may differ materially from these forward-looking statements because of the company’s history of losses, ability to maintain relationships with RBOCs, substantial indebtedness, intense competition, dependence on key management, changes in government regulations, and other risks that may be described in the company’s filings with the Securities and Exchange Commission.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date.  Eschelon Telecom undertakes no obligation to update or revise the information contained in this announcement, whether as a result of new information, future events or circumstances or otherwise.

Eschelon Telecom, Inc.

Consolidated Statement of Operations

(in thousands)

	2Q 2004	1Q 2005	2Q 2005
Revenue:
Network services	$32,745	$48,668	$50,095
Business telephone systems	6,406	5,865	6,826
	39,151	54,533	56,921

Cost of revenue:
Network services	11,592	20,001	24,901
Business telephone systems	3,818	3,630	4,191
	15,410	23,631	29,092

Gross profit:
Network services	21,153	28,667	25,194
Business telephone systems	2,588	2,235	2,635
	23,741	30,902	27,829

Operating expenses:
Sales, general and administrative	17,084	22,365	23,080
Depreciation and amortization	7,277	8,574	8,707
Operating loss	(620)	(37)	(3,958)

Other income (expense):
Interest income	26	131	102
Interest expense	(2,760)	(4,862)	(4,952)
Other income (expense)	(23)	—	54
Income (loss) before taxes	(3,377)	(4,768)	(8,754)
Income taxes	—	—	—
Net income (loss) before discontinued operation	(3,377)	(4,768)	(8,754)
Income from discontinued operation	—	—	111
Net income (loss)	$(3,377)	$(4,768)	$(8,643)

Eschelon Telecom, Inc.

Consolidated Statement of Operations

(in thousands)

	For the six months ended June 30,
	2004	2005
Revenue:
Network services	$64,857	$98,763
Business telephone systems	12,490	12,691
	77,347	111,454

Cost of revenue:
Network services	23,357	44,902
Business telephone systems	7,480	7,821
	30,837	52,723

Gross profit:
Network services	41,500	53,861
Business telephone systems	5,010	4,870
	46,510	58,731

Operating expenses:
Sales, general and administrative	33,526	45,445
Depreciation and amortization	15,212	17,281
Operating loss	(2,228)	(3,995)

Other income (expense):
Interest income	38	233
Interest expense	(5,074)	(9,814)
Gain on extinguishment of debt	18,195	—
Other income (expense)	(24)	54
Income (loss) before taxes	10,907	(13,522)
Income taxes	—	—
Net income (loss) before discontinued operation	10,907	(13,522)
Income from discontinued operation	—	111
Net income (loss)	$10,907	$(13,411)